Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO INVESTMENT AGREEMENT

This second amendment (this “Second Amendment”) to that certain Investment Agreement (the “Investment Agreement”), dated as of December 28, 2013, by and between Crocs, Inc., a Delaware corporation (the “Company”) and Blackstone Capital Partners VI L.P., a Delaware limited partnership (“Blackstone”) is made and entered into and effective as of this 6th day of June 2017 (the “Amendment Effective Date”). Blackstone and the Company are collectively and interchangeably referred to singularly as “Party” and collectively as “Parties”.

RECITALS

WHEREAS, the Parties desire to amend the Investment Agreement to allow an increase in the size of the board of directors of the Company; and

WHEREAS, unless otherwise expressly set forth herein, all capitalized terms used in this Amendment have the meaning set forth in the Investment Agreement.

NOW, THEREFORE, the Parties agree as follows:

AMENDMENT

1.              Amendment of Section 4.5. Section 4.5(a) of the Agreement is restated as follows:

“(a) For so long as the Blackstone Parties Beneficially Own shares of Series A Preferred Stock and/or shares of Common Stock that were converted from shares of Series A Preferred Stock that represent at least 25% of the number of shares of Series A Preferred Stock issued at Closing, the Board of Directors shall, through the date of the 2018 annual meeting of the stockholders of the Company, consist of not more than nine (9) members, and thereafter, the Board of Directors shall consist of not more than eight (8) members unless the Blackstone Parties consent in writing to a waiver of this Section 4.5(a) pursuant to Section 6.2 hereto.”

2.              No Other Changes; Interpretation. Except as expressly provided herein, the Agreement is not amended, supplemented, modified, revised or otherwise affected by this Second Amendment. All references in the Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Agreement shall be deemed to mean and be a reference to the Agreement as amended by this Second Amendment.

3.              Governing Law. This Second Amendment is governed by and will be construed in accordance with the laws of the State of New York.

4.              Counterparts. This Second Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Second Amendment may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the Amendment Effective Date.

Blackstone Capital Partners VI L.P.		Crocs, Inc.
By: Blackstone Management Associates VI L.L.C., its general partner
By: BMA VI L.L.C., its sole member

By:	/s/ Prakash Melwani	By:	/s/ Daniel P. Hart

Name:	Prakash Melwani	Name:	Daniel P. Hart

Title:	Sr. Managing Director	Title:	Executive Vice President, Chief Legal and Administrative Officer

Date: June 6, 2017		Date: June 6, 2017